EXHIBIT 10.5


                                   CORNERSTONE
                                     ENERGY

                                 BASE AGREEMENT


SELLER:  CORNERSTONE ENERGY, INC.
         11011 Q STREET
         SUITE 106A
         OMAHA, NE  68137
         CONTACT: LINDA MAHER
         PHONE:   402-829-3938
         FAX:     402-829-3939

BUYER:  NEDAK ETHANOL LLC
         87590 HILLCREST ROAD
         ATKINSON, NE  68713
         CONTACT:  MR. JEFF LEISWALD
         PHONE:    402-925-5570
         FAX:



                             Dated: February 7, 2006

                             Agreement Number: 16245


        This Agreement incorporates and is subject to the Terms and Conditions attached hereto and has been executed as of the date first written above. THIS BASE AGREEMENT SUPERSEDES AND REPLACES ALL EXISTING OR PREVIOUSLY EXECUTED BASE AGREEMENTS AND AMENDMENTS THERETO.



        SELLER:  CORNERSTONE ENERGY, INC.            BUYER: NEDAK ETHANOL LLC

        BY:     /S/ Mark Straub                      BY:  /S/ Jeff Lieswald
                -------------------------                 -----------------


        TITLE:   Vice President, Sales               TITLE:  Board Member


                                    X-10.5-1

                          GENERAL TERMS AND CONDITIONS


ARTICLE 1.  PURPOSE AND DEFINITIONS
1.1 This Base Agreement for Natural Gas Sale Transactions ("Agreement") establishes mutually agreed and legally binding terms governing purchases, sales and exchanges of Natural Gas, made between Buyer and Seller during the period this Agreement is in effect. As used herein, the term "Buyer" refers to the party purchasing and accepting delivery of Gas and the term "Seller" refers to the party selling and making delivery of Gas.

1.2 (a) All transactions are entered into in reliance on the fact that this Agreement and all transactions form a single agreement between the Parties. For each transaction entered into between the Parties, Seller will prepare an Ordering Exhibit reflecting agreed upon terms and forward that Ordering Exhibit to Buyer.
    (b) If the Ordering Exhibit is contrary to Buyer's understanding of the transaction, then Buyer agrees to notify Seller within two (2) business days of the date of the Ordering Exhibit. Buyer understands and agrees that its failure to so notify Seller constitutes Buyer's agreement to the transaction set out in the Ordering Exhibit.
    (c) The Parties agree that fax signatures on any Ordering Exhibit will be accepted by each Party as original signatures.
    (d) Except for items noted in Article 9, if there is a conflict between the Ordering Exhibit and this Agreement, the Ordering Exhibit will control.

1.3 The terms of this Agreement shall, unless specifically agreed otherwise, apply to and are incorporated in the following transaction types:
    (a) Firm: If sales under this Agreement are designated as "Firm", then deliveries and receipts of gas under this Agreement may not be interrupted except for reasons of Force Majeure or curtailment on Buyer's LDC. The Parties agree to make and accept deliveries of gas on a non-interruptible basis up to Buyer's MDQ. If Seller interrupts Buyer for reasons other than Force Majeure or a curtailment by Buyer's LDC, Buyer's exclusive remedy shall be that Buyer may recover damages as provided in Article 11.
    (b) Secondary Firm: If sales under this Agreement are designated as "Secondary Firm", then the Parties have agreed to make and accept deliveries of gas on a best-efforts basis up to Buyer's MDQ. Seller may interrupt its performance without liability to Buyer to the extent that one or more of the following conditions are present: i) Force Majeure; ii) curtailment by Buyer's LDC; iii) curtailment of supply by a gas supplier; iv)curtailment of storage by a storage provider; v) curtailment of transportation by a transporter, including, but not limited to, transportation between secondary firm points; vi) recall of transportation capacity release by its releasor; vii) curtailment of gas production behind a specific meter. If Seller interrupts for any other reason, Buyer's exclusive remedy shall be that it may recover damages as provided in Article 11.
    (c) Interruptible: If sales under this Agreement are designated as "Interruptible", then Seller may interrupt Buyer at any time for any reason. The Parties have agreed to make and accept deliveries of gas on a daily basis without any obligation other than Buyer's obligation to take and to pay for the gas it nominates on a daily basis, and Seller's obligation to bill Buyer for the gas Seller delivers at the price specified in the Ordering Exhibit.

1.4 "MDQ" means Buyer's maximum daily quantity as specified in the Ordering Exhibit. If the MDQ has not been specified in the Ordering Exhibit and if Buyer has contracted for Firm or Secondary Firm service, Buyer's MDQ for each month shall be calculated by dividing the monthly contract volume specified on the Ordering Exhibit by 25 days.

1.5 "OFO" (Operational Flow Order) or "PODB" (Period of Daily Balancing) shall mean an event where a monthly balanced pipeline or LDC requires balancing on a daily basis. If, in the event an OFO or PODB is issued by the interstate pipeline or LDC, Buyer's MDQ will be restricted to Buyer's first of the month confirmed nomination over the duration of the OFO or PODB.

1.6 "SOL" (System Overrun Limitation) shall mean an event where a daily balanced pipeline or LDC calls a critical day due to operational problems, capacity constraints, or any other cause.


ARTICLE 2.  TERM
2.1 Unless terminated earlier pursuant to any other provision of this Agreement, the term of this Agreement shall be for a two (2) year period commencing on the date first written above, and shall continue month to month thereafter until terminated by either Party upon thirty (30) days prior written notice to the other; provided, however, that if one or more Ordering Exhibit(s) are in effect, termination under this Article 2 shall not be effective for such Ordering Exhibit(s) until the expiration of the term of such Ordering Exhibit(s).

ARTICLE 3.  QUANTITY
3.1 Seller agrees to sell and make delivery of and Buyer agrees to purchase and accept delivery of the contract volume specified in the Ordering Exhibit in accordance with the terms of the specified transaction.

ARTICLE 4.  CONTRACT PRICE
4.1 Unless otherwise indicated in the Ordering Exhibit, the contract price is stated in MMBtu. In the event a transporter changes any rates (e.g., Btu factor, fuel, demand charges, transportation charges) related to the delivery of gas hereunder, the contract price for such gas shall likewise change effective the date of the rate change by such transporter. Unless otherwise provided for in the Ordering Exhibit or associated Monthly Balancing Agreement, the per MMBtu charge for all gas supplies taken in excess of the monthly contract volume shall equal either the highest posted daily price as published in Gas Daily's "Daily Price Survey" or the first of the month Index as published in Inside F.E.R.C. Gas Market Report (IFGMR) for natural gas from the same region and pipeline as the delivery point(s), plus all applicable pipeline charges. Unless otherwise provided for in the Ordering Exhibit or associated Monthly Balancing Agreement, the per MMBtu credit for all gas supplies not taken shall equal either the lowest posted daily price as published in Gas Daily's "Daily Price Survey" or the first of the month Index as listed in IFGMR for natural gas from the same region and pipeline as the delivery point(s).

4.2 In the event Buyer fails to take receipt of any quantity of gas for which Seller has obtained or entered into financial risk management contracts, regardless of the transaction type, Buyer shall reimburse Seller the difference, if any, between a) the Contract Price multiplied by that portion of the volume not taken by Buyer and b) the price obtained by Seller in a sale of such quantity to a third party(ies) or the repurchase of such quantity, or part thereof, by the Seller. Sales or repurchases conducted by Seller to mitigate Buyer's loss will be conducted by Seller in a commercially reasonable manner. If such sale or repurchase does not occur, Buyer will pay to Seller an amount sufficient to keep Seller whole under its risk management contracts. In addition, Buyer shall reimburse Seller for all of Seller's incremental costs associated with Buyer's failure to take or accept delivery of gas.

4.3 In the event an OFO, SOL or similar critical day is in effect, Seller shall have the right to bill all gas supplies nominated above the first of the month nomination at the highest Gas Daily index price for the days in question, plus all applicable pipeline charges. All such gas will be considered first through the meter.

4.4 Where natural gas sales are made on a Secondary Firm basis, Seller will base Buyer's Contract Price upon the acquisition of released firm pipeline capacity. Seller shall use commercially reasonable efforts to acquire such released firm pipeline capacity. To the extent such released firm pipeline capacity is unavailable to Seller or unattainable by Seller due to prevailing market conditions, Seller shall have the right to pass on incremental pipeline transportation costs to Buyer that are incurred by Seller. Total pipeline transportation charges will not exceed the maximum FERC approved tariff charges of the applicable pipeline.

ARTICLE 5. NOMINATIONS, SCHEDULING, AND  BALANCING
5.1 Nominations are due from Buyer to Seller no later than 24 hours prior to the nomination deadline of the applicable transporter for gas volumes to flow at the beginning of the month, or for any nomination change. The Ordering Exhibit shall set forth which of the parties is responsible for nominations, scheduling, and daily balancing with various gas suppliers and transporters. If the Ordering
Exhibit is silent on those responsibilities, then Buyer will be responsible for nominating, scheduling, and daily balancing.

                                    X-10.5-2

With respect to these responsibilities that Buyer retains, Seller shall bear no liability to Buyer or any of Buyer's gas suppliers or transporters. With respect to these responsibilities assumed by Seller under the Ordering Exhibit, Seller will rely on the accuracy and timeliness of information from Buyer regarding its current nominations. Buyer's failure to timely communicate to Seller any changes to its daily nomination will entitle Seller to recover from Buyer any resulting imbalance or overrun charges, penalties and fees assessed by a supplier or transporter to Seller. Timeliness shall include, but not be limited to, communicating as soon as reasonable and sufficiently in advance of supplier and transporter deadlines to permit Seller to act. Seller is not responsible for any penalties caused by variances between the gas scheduled and the gas burned by Buyer unless a Daily Balancing Agreement has been executed between the parties, in which case the Daily Balancing Agreement will specify the extent, if any, of Seller's obligation for this variance. Gas taken in excess of the Maximum Daily Quantity during a period of curtailment without prior authorization shall be unauthorized and shall be paid for by the Buyer at the higher of the sum of all associated penalty and other charges from Seller's suppliers and transporters, or the Contract Price in 4.1 above.

5.2 If Buyer fails to communicate a daily nomination on a timely basis to Seller, Seller shall nominate Buyer's monthly contract volume divided by the number of days in the month.

ARTICLE 6.  TITLE AND RISK OF LOSS
6.1 Seller shall hold title to the gas up to the Delivery Point. Buyer shall hold title to the gas at the Delivery Point and downstream thereof. Each party shall bear the risk of loss during the time that such party holds title to the gas.

ARTICLE 7.  TAXES
7.1 Seller shall be responsible for payment of all taxes with respect to the gas prior to the delivery of such gas at the Delivery Point(s). Buyer will be responsible for payment of all taxes at and after delivery of the gas at the Delivery Point(s). If a party is required to remit or pay taxes that are the other party's responsibility hereunder, the party responsible for such taxes shall promptly reimburse the other party for such taxes. Reimbursement to Seller shall include, but not be limited to, taxes charged by an LDC when Seller is acting as Buyer's LDC bill-paying agent. Buyer shall indemnify, defend, and hold harmless Seller from any claims for such taxes.

7.2 If applicable, Buyer shall pay all sales and use taxes, gross receipts taxes, franchise fees or similar taxes and fees in addition to the price stated in the Ordering Exhibit. In the event that Buyer claims tax exemption, Buyer shall provide Seller with exemption certificate(s) in a form acceptable to the appropriate taxing authority. If such certificate or other proof of exemption is not provided for a particular transaction, Seller shall add the non-exempt tax to Seller's invoice to be paid by Buyer.

ARTICLE 8.  CREDIT REQUIREMENTS
8.1 Each party shall meet or exceed the other's credit requirements during the term of this Agreement, and shall provide any financial information available as reasonably requested by the other party for its credit evaluation(s). The parties' credit requirements may include, but shall not be limited to, prepayments, a parental guaranty, a letter of credit, or a margin account. Seller reserves the right to request such credit arrangements before and during the term of the Agreement. Should Buyer fail to provide satisfactory security to Seller, then Seller, in its sole discretion, may terminate this Agreement and immediately suspend deliveries hereunder.

8.2 In the event Buyer shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) default in the payment or performance of any obligation to Seller under any transaction(s); (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise become bankrupt or insolvent (however evidenced); (v) be unable to pay its debts as they fall due; or (vi) fail to give adequate security for or assurance of its ability to perform its further obligations under any transaction within twenty-four (24) hours of a reasonable request by Seller; (vii) is downgraded below a rating of "BBB-" by Standard & Poor's Rating Group or its successor or below a "Baa3" by Moody's Investors Service or its successor, then Seller shall have the right to withhold or suspend deliveries under any or all currently effective transaction(s) between the Parties or terminate this Agreement and all transactions, or both, without prior notice, in addition to any and all other remedies available hereunder or pursuant to law.

ARTICLE 9.  BILLING
9.1 Buyer shall be billed based on the monthly contract volume stated in the Ordering Exhibit, trued up to actual consumption or scheduled quantities at the delivery point.

9.2 Seller shall have the right to bill based on estimated volumes and true up to actuals when those become available.

9.3 If not otherwise indicated in the Ordering Exhibit, the following shall be deemed to apply: i) billing units shall be in MMBtu, ii) the billing volume shall be equal to the actual MMBtu consumption, iii) the transaction type for any contract period shall be Secondary Firm, and (iv) the delivery point shall be Buyer's city gate.

9.4 Buyer shall be billed at the Contract Price and other charges as provided in this Agreement, including, but not limited to, imbalance or overrun charges, penalties, and fees assessed by a supplier or transporter and which are the responsibility of the Buyer.

ARTICLE 10.  PAYMENT
10.1 Payment from Buyer to Seller of the full amount of Seller's invoice shall be due within ten (10) days of the invoice date ("Due Date") at the herein-noted address. Payments shall be made by wire transfer or by check. Commencing on the day following the Due Date, interest shall accrue at the rate in Article 10.3 until the invoice is paid. Seller shall impose a $25.00 charge on all returned checks.

10.2 If Buyer disputes, in good faith, any portion of Seller's invoice, Buyer shall pay the amount invoiced and then notify Seller in writing of the disputed amount. If it is determined that any disputed amount is owed to Buyer, then Seller shall reimburse such amount, plus interest, at the rate specified in
Article 10.3 from the original payment date.

10.3 Commencing on the day following the Due Date, interest shall accrue at 1 1/2% per month until the same is paid, provided, however, such rate shall not exceed the maximum rate established by law. Seller shall have the right to terminate this Agreement or any transactions hereunder if any bill remains unpaid for ten (10) days after the Due Date thereof or if Buyer breaches any other term or condition of this Agreement and fails to remedy or correct the same, within forty-eight (48) hours after receipt of written notice of such default from Seller. Suspension of gas under this Section shall be in addition to any and all other remedies available in this Agreement. Buyer shall pay all costs and expenses (including attorney's fees) incurred by Seller in collecting any unpaid amounts owed by Buyer.

ARTICLE 11.  LIABILITY AND INDEMNIFICATION
11.1 EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE

                                    X-10.5-3

OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

11.2 In the event Seller fails to comply with its obligations as specified in
Article 1.1, Seller shall reimburse Buyer within ten (10) days of receipt of an invoice and supporting detail from Buyer for the difference between the Contract Price for the gas not delivered and the purchase price paid by Buyer for replacement gas, adjusted for reasonable incremental transportation costs, multiplied by that portion of the quantity not delivered. Buyer shall use commercially reasonable efforts to obtain gas at the lowest price possible for the delivery area.

11.3 If Buyer fails to take its monthly contract volume, Buyer will be liable for any and all firm transportation charges related to Buyer's supply, which shall be billed in addition to the price of natural gas supply if such charges have not previously been included in the Contract Price.

11.4 Neither Party shall be liable to the other Party for losses or damages which result from (i) an event of Force Majeure preventing performance under this Agreement; or (ii) Claims made against such other Party by third parties due to the performance or non-performance of this Agreement, whether such Claims arise in contract, tort or otherwise; or (iii) the death of or bodily injury to such other Party's employees, contractors or agents or damage to such other Party's property due to the performance or non-performance of this Agreement.

11.5 Each Party shall indemnify and hold the other Party and its directors, officers, agents, employees and contractors harmless from and against any and all claims, damages, costs (including attorneys' fees), fines, penalties, liabilities, actions or proceedings in tort, contract or otherwise which the indemnified Party may be required to pay to, or which are asserted or brought by, the indemnifying Party's employees, contractors or agents or third parties providing services to or receiving services from the indemnifying Party, arising from or claimed to have arisen from the performance or non-performance of this Agreement by the indemnifying Party.

11.6 Notwithstanding any other provision in this Agreement, in no event shall a party be liable for any penalties or charges assessed by any transporter for the unauthorized receipt of gas by the other party.

ARTICLE 12.  FORCE MAJEURE
12.1 It is agreed that if a party gives written notice of an event of Force Majeure to the other party as soon as reasonably possible the obligations of the party giving such notice, to the extent such party is affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure. The cause of the Force Majeure shall be remedied with reasonable diligence and dispatch.

12.2 "Force Majeure" means an event not within the control of the party claiming it and claiming suspension of this Agreement. It shall include, but not be limited to, acts of God, landslides, lightning, earthquakes, fires, storms, hurricanes, floods, washouts, explosions, terrorism, low temperatures causing freezing or failure of wells or lines of pipe, curtailment of firm transportation or gas storage, strikes, lockouts, riots, sabotage, insurrections, wars, or other actions of governmental authorities.

12.3 If the price for the gas, or any portion of it, purchased under this Agreement has been fixed or hedged by Seller pursuant to one or more risk management contracts, then Buyer's obligations shall not be excused by any event of Force Majeure; however, Seller shall have the obligation to attempt resale of such hedged position as provided in Article 4 of this Agreement. In no event will an event of Force Majeure excuse Buyer's obligation to pay directly or reimburse Seller for imbalance or overrun charges, penalties, and fees assessed by a supplier or transporter. Nothing contained herein shall require a party to settle any labor dispute. Force Majeure shall not excuse Buyer from taking or paying for volumes of natural gas at fixed charges or subject to related financial instruments.

ARTICLE 13.  REGULATION
13.1 This Agreement is subject to all valid present and future laws, orders, rules, and regulations of duly constituted authorities with jurisdiction. In the event any jurisdictional body asserts jurisdiction over this Agreement or imposes or changes regulations, regardless of whether Seller is the entity being regulated, which materially impact the Seller's economic benefit under this Agreement, Seller may terminate this Agreement on thirty (30) days' written notice to Buyer. If either party's activities hereunder become subject to law or regulation of any kind which renders this Agreement illegal, unenforceable, or uneconomical to perform, then either party shall at such time have the right to terminate this Agreement upon written notice to the other party.

ARTICLE 14.  SHIPPER SERVICES
14.1 To the extent necessary according to the delegation of responsibility for nominating, scheduling, and daily balancing as designated in the Ordering Exhibit, Seller will provide shipper services for Buyer, for the purpose of procuring Buyer's gas supplies, including taking title to such gas for Buyer, scheduling Buyer's daily and monthly requirements of natural gas with transporters, negotiating, arranging, and managing Buyer's contracts with transporters and receiving and paying billing statements for all gas commodity and transportation charges. Buyer agrees to execute such documents as may be required by transporters to allow Seller to provide such shipper services. Buyer shall ultimately be responsible for payment of all costs and charges incurred by Seller in providing shipper services for Buyer.

ARTICLE 15.  SUCCESSION AND ASSIGNMENT
15.1 The provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of each of the Parties hereto. Buyer may not assign this Agreement to any other person or entity without the prior written consent of Seller. Seller may assign this Agreement at any time without having to obtain Buyer's consent. Any consent required by this Article 15.1 shall not be unreasonably withheld. No future assignment will in any way operate to enlarge, alter or change any obligation of the non-assigning party under this Agreement.

ARTICLE 16.  CONFIDENTIALITY
16.1 The terms of this Agreement and of any transactions shall be kept confidential by the Parties hereto, except, and only to the extent any such information must be disclosed for the purpose of effectuating gathering, transportation, or processing of the gas or as may be required to be disclosed by regulatory bodies (including the NYMEX), or to vested interest owners. Any and all information received by a Party pursuant to financial responsibility requirements will be held as confidential and used only for the purpose for which such information was requested.

ARTICLE 17.  NOTICES
17.1 Any notice, demand, request, or statement provided for in this Agreement shall be in writing and shall be considered duly delivered when received by mail, facsimile, or nationally recognized overnight courier, at the addresses for NOTICES shown below:

NOTICES
Cornerstone Energy, Inc.
Attn: Contract Administration
11011 "Q" Street, Suite 106A
Omaha, NE  68137

17.2 Check payment made to Seller shall be considered duly delivered when received by mail, or overnight courier, at the address listed below:

CHECK PAYMENT:
-------------
Cornerstone Energy, Inc.
P.O. Box  3366   Dept. 0850
Omaha, NE 68176


17.3 Wire payment made to Seller shall be considered duly delivered when received by electronic fund transfer at the address listed below:


                                    X-10.5-4

WIRE PAYMENT:
------------
Vendor:                      Cornerstone Energy, Inc.
Vendor Address:              11011 "Q" Street, Suite 106 A
                             Omaha, NE 68137
Vendor Acct #:               201010394
ABA #:                       121100782
Financial Institute:         Bank of the West
Address:                     13220 California Street
                             Omaha, NE 68154
Customer Acct #:             Your account # with Cornerstone

ARTICLE 18.  MISCELLANEOUS
18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to principles of conflicts of laws.

18.2 The language used in this Agreement is the product of both parties' efforts and each party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of a contract or the drafter of specific language in a contract.

18.3 Any waiver of any default under this Agreement shall not be construed as a waiver of any future defaults, whether of like or different character.

18.4 No action or claim, regardless of form, arising out of any transaction may be brought by either Party more than two (2) years after the cause of action has arisen.

18.5 This Agreement constitutes the entire agreement of the parties regarding the subject matter hereto and may not be altered, modified, or amended except in writing signed by both parties. Alterations, modifications or amendments by Buyer to this Agreement that have not been agreed to and initialed by Seller void Seller's signature and terminate the Agreement.

18.6 This Agreement and any Ordering Exhibit may be executed by Seller with an electronic signature and the parties agree such signature is legally effective and binding.

                                    X-10.5-5

CORNERSTONE ENERGY                             MPF ORDERING EXHIBIT W/ ADDENDUM
11011 Q STREET, SUITE 106A, OMAHA, NE 68137
SALES REP:  LINDA MAHER
Phone:  402-829-3938     Cell Phone:  402-740-8937     Fax:  402-829-3939

This Managed Procurement Fund Ordering Exhibit confirms the agreement between CORNERSTONE ENERGY, INC. (Seller) and NEDAK ETHANOL LLC (Buyer) regarding the purchase and sale of natural gas as of FEBRUARY 7, 2006. The Ordering Exhibit is subject to the Terms and Conditions set forth herein and in the Base Agreement between the parties.

Acct #:  New            Base Agreement #:  16245             Ordering Exhibit #:

CONTRACT TERM                                TRANSACTION TYPE                              MDQ
-------------                                ----------------                              ----
Anticipated Start: 04/01/07  End: 03/31/10 [x] Firm [ ]Secondary Firm [ ]Interruptible     2450

DELIVERY POINT                      DELIVERY INFORMATION
[ ] Into-the-Pipe                   Pipeline Name: KM Interstate Gas Transmission Co.  LDC:  KN Retail
[X] LDC City Gate                   Zone/Line Segment:                                 LDC Acct#:
[ ] Direct Connect                  POI #:                                             City/State:  Atkinson, NE

PROJECTED TOTAL MONTHLY SUPPLY NEEDS (MMBTU):   (Specify Year)
--------------------------------------------
-----------------------------------------------------------------------------------------------------------------
 Year     Jan    Feb      Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec     Total
          ---    ---      ---     ---     ---     ---     ---     ---     ---     ---     ---     ---     -----
-----------------------------------------------------------------------------------------------------------------
 2007                            73,500  75,950  73,500  75,950  75,950  73,500  75,950  73,500  75,950    673750
-----------------------------------------------------------------------------------------------------------------
 2008   75,950  68,600   75,950  73,500  75,950  73,500  75,950  75,950  73,500  75,950  73,500  75,950    894250
-----------------------------------------------------------------------------------------------------------------
 2009   75,950  68,600   75,950  73,500  75,950  73,500  75,950  75,950  73,500  75,950  73,500  75,950    894250
-----------------------------------------------------------------------------------------------------------------
 2010   75,950  68,600   75,950                                                                            220500
-----------------------------------------------------------------------------------------------------------------
 Total  227,850 205,800 227,850 220,500 227,850 220,500 227,850 227,850 220,500 227,850 220,500 227,850 2,682,750
-----------------------------------------------------------------------------------------------------------------
Billable Volume:   [x] Actual Consumption     [ ] Nominations

CONTRACT PRICE AT THE DELIVERY POINT - Managed Procurement Fund Supply Price plus applicable transportation, fuel and any other costs associated with bringing gas to the delivery point

LEVEL OF PARTICIPATION: The Buyer Must Choose one of the following levels of participation which are more fully described in the Managed Procurement Fund
Addendum attached hereto and by this reference made a part hereof:

          [X] Full Requirements

MANAGEMENT FEE. Buyer will pay Seller a monthly management fee to cover the cost of administering fixed price and option hedging, market analysis, billing, reporting and general management of the Program. The monthly management fee will be:
                    $0.0700 per MMBtu delivered to the Buyer

Natural gas will be billed as it flows through the meter in the following order:
(1) Fixed, Basis, NYMEX or Index price; (2) Managed Procurement Fund volumes (3)
Spot. Cost components not included in the Contract Price, but incurred by Seller will be billed to Buyer at the applicable market rate.

FUEL ON INTERSTATE PIPELINE - Will be billed by Seller to Buyer at the monthly index price for gas delivered to the Delivery point specified herein.

--------------------------------------------------------------------------------
TERMINATION PROVISIONS
The initial term of this agreement is as stated under CONTRACT TERM. Unless terminated by either party giving 60 days written notice to the other party, this contract will automatically renew for additional two-year terms, beginning
April 1 of each year and continuing through March 31 of the end of the term year.
--------------------------------------------------------------------------------

NOMINATIONS, SCHEDULING, AND DAILY BALANCING                     STORAGE
Responsibility:       Buyer  Seller  Not Applicable
Nominations           [ ]     [x]        [ ]            [ ] Buyer assigns its pipeline storage account to Seller
Scheduling            [ ]     [x]        [ ]            [ ] Buyer assigns its Utility storage account to Seller
Daily Balancing       [ ]     [x]        [ ]            [X] Not applicable
--------------------------------------------------------------------------------
SPECIAL PROVISIONS
1. Buyer may, at its sole discretion, elect another pricing alternative offered by Seller other than the Managed Procurement Fund, (such as Fixed Price, Index
Price, etc.), provided that Buyer give written notice of its intentions to
Seller no later than March 1, 2007.
2. Extreme variances in Buyer's usage compared to historical usage, or the usage projected by Buyer, may result in an adjustment to Buyer's monthly Managed
Procurement Fund Price.
3. Pursuant to Article 8 and Article 9 of the "Base Agreement", Seller will require pre-payment prior to each month's gas flow for estimated volumes of gas to be used in the ensuing month until such time that Seller, in its sole judgment, deems Buyer to be credit worthy. Seller agrees to act in good faith to evaluate Buyers credit and to work toward more favorable payment terms as conditions warrant.
4. The "Projected Total Monthly Supply Needs (MMBtu)" listed above, represent an estimation of the Buyer's natural gas requirement.
--------------------------------------------------------------------------------

                                    X-10.5-6

SITE(S) COVERED BY ORDERING EXHIBIT (Invoices will include tax unless customer has provided Cornerstone an exemption certificate for each site.)
Facility Name:        NEDAK ETHANOL LLC        Tax Exempt*:       [ ] Yes [ ] No
Street Address:       87590 Hillcrest Road     Inside City Limits:[ ] Yes [ ] No
City, State, Zip:     Atkinson, NE  68713      County:            Holt
Utility Account #:                             Utility:           KN Retail


BUYER'S ADDRESS
Company Name:         NEDAK Ethanol LLC        Contact:  Mr. Jeff Leiswald
Street Address:       87590 Hillcrest Road     Phone: 402-925-5570
City, State Zip:      Atkinson, NE  68713      Fax:

BILLING ADDRESS (IF DIFFERENT)
Company Name:                                  Attn:
Street Address:                                Phone:
City, State Zip:                               Fax:


------------------------ ------------------------------------- -----------------
Buyer:                   Signature:  /S/ Jeff Lieswald

                         Title:          Board Member           Date:
NEDAK ETHANOL LLC

------------------------ ------------------------------------- -----------------
Seller:                  Signature:  /S/ Mark Straub

CORNERSTONE ENERGY, INC. Title:          Vice President, Sales Date:  02/09/06

------------------------ ------------------------------------- -----------------

IF ANY OF THE ABOVE TERMS ARE CONTRARY TO YOUR UNDERSTANDING OF OUR AGREEMENT, PLEASE NOTIFY US IN WRITING SPECIFYING YOUR OBJECTIONS. FAILURE TO SO NOTIFY US WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF THIS ORDERING EXHIBIT CONSTITUTES YOUR ACCEPTANCE OF THE TERMS SPECIFIED HEREIN.

                                    X-10.5-7

                        MANAGED PROCUREMENT FUND ADDENDUM

CORNERSTONE ENERGY, INC. (Seller) and NEDAK ETHANOL LLC (Buyer) have entered into a Base Agreement and Ordering Exhibit for the procurement, purchase and management of natural gas transportation and supply. This Managed Procurement Fund Addendum is made a part of the Ordering Exhibit and Base Agreement between Buyer and Seller.

Seller has established a diversified portfolio fund program ("Program") for the purpose of assisting Buyers in managing price volatility which enables Buyer to purchase natural gas from Seller with a commodity price based upon a combination of fixed pricing, call options, monthly index pricing, daily index pricing and a discretionary pricing component. Seller will manage natural gas price volatility through the diversification of natural gas commodity purchases.

GENERAL TERMS AND CONDITIONS of the effective Base Agreement between the parties shall apply.

 PROGRAM ELECTION will apply to the Buyer's natural gas supply purchases at the election of the Buyer. The Buyer must choose one of the following options:

FULL REQUIREMENTS: The Program pricing will apply to all volumes delivered to the Buyer. This election can only be offered if no components of gas delivery to customer have been fixed for the term of the Managed Procurement Fund Ordering Exhibit.

SET VOLUME: Buyer identifies a specific volume for which the Program pricing will apply. Volumes delivered in excess of this specified volume will be priced as stated in the Managed Procurement Fund Ordering Exhibit.

PERCENT OF VOLUMES: Buyer identifies a specific percent of all volumes to be included in the Program pricing. Volumes in excess of this specified quantity will be priced as stated in the Managed Procurement Fund Ordering Exhibit.

VOLUMES IN EXCESS OF EXISTING HEDGE: The Program pricing will apply for all volumes in excess of the respective monthly volumes specified in Ordering Exhibit(s) covering any hedged volumes during the term of this MPF Ordering Exhibit. This option precludes Buyer from hedging additional volumes during the term of the Managed Procurement Fund Ordering Exhibit.

EXTREME VARIANCES IN BUYER'S USAGE COMPARED TO HISTORICAL USAGE, OR THE USAGE PROJECTED BY BUYER, MAY RESULT IN AN ADJUSTMENT TO BUYER'S MONTHLY MANAGED PROCUREMENT FUND PRICE.

PROGRAM PRICING is based on a combination of fixed pricing call options, monthly index pricing, daily index pricing and a discretionary pricing component. . The target weighting of each component is specified below:

               a.    30% - 70% - fixed price

               b.    20% - 60% - call options

               c. 5% - 20% - monthly index pricing based on monthly spot market price of gas

               d. 5% - 20% - daily index pricing based on daily spot market price of gas

               e. 0% - 20% - discretionary pricing based on current market conditions and Seller's expertise in the procurement of natural gas.

MANAGEMENT FEE: Buyer will pay Seller a monthly management fee to cover the cost of administering fixed price and option hedging, market analysis, billing, reporting and general management of the Program.

WARRANTIES AND REPRESENTATIONS: Seller does not make any warranties or representations to Buyer regarding the performance of the Program. Seller has established the Program for the purpose of assisting Buyer in managing price volatility. Buyer acknowledges that the price of natural gas is market sensitive and may increase despite Seller's attempt to manage prices through the diversification of natural gas commodity purchases.

                                    X-10.5-8